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Exhibit 23.2

CONSENT OF THE INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-01131, 333-26451, and 333-66339) and on Form S-3 (No. 333-15827) of Aegis Communications Group, Inc. of our report dated March 2, 2001 relating to the financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 2, 2001 relating to the financial statement schedule as of December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000, which appears in this Form 10-K.

PricwaterhouseCoopers LLP

Dallas, Texas
March 29, 2002

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CONSENT OF THE INDEPENDENT ACCOUNTANTS